UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TONIX PHARMACEUTICALS HOLDING CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TONIX PHARMACEUTICALS HOLDING CORP.

26 Main Street, Suite 101
Chatham, New Jersey 07928

Telephone: (862) 904-8182

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A Special Meeting of the shareholders of Tonix Pharmaceuticals Holding Corp. (the “Company” or “Tonix”) will be held on Thursday, February 15, 2024, at 11:00 a.m. Eastern Time. The Special Meeting will be held via the internet. Shareholders will be able to listen, vote and ask questions regardless of location via the internet at https://web.viewproxy.com/tnxpsm/2024 by using the control number included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. You will not be able to attend the Special Meeting in person. The Special Meeting is being held for the purposes of:

1.	To approve, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635(d), the issuance of up to 162,162,162 shares of our common stock issuable upon the exercise of our outstanding Series C warrants and Series D warrants issued to institutional investors in connection with our offering that closed on December 22, 2023 (the “Warrant Issuance Proposal”); and

2.	To approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve the Warrant Issuance Proposal.

Only shareholders of record at the close of business on December 21, 2023, will be entitled to attend and vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Seth Lederman
Seth Lederman
Chief Executive Officer and Chairman of the Board of Directors
January , 2024

You are cordially invited to attend the virtual meeting of shareholders via live webcast by visiting https://web.viewproxy.com/tnxpsm/2024.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote if you attend the virtual meeting via webcast.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TONIX PHARMACEUTICALS HOLDING CORP. 26 Main Street, Suite 101
Chatham, New Jersey 07928

Telephone:  (862) 904-8182

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 15, 2024

INFORMATION CONCERNING THE SPECIAL MEETING

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Tonix Pharmaceuticals Holding Corp. (the “Company”), for use at the Special Meeting of the Company’s shareholders to be held on February 15, 2024, at 11:00 a.m. Eastern Time and at any adjournments thereof. Whether or not you expect to attend the meeting, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to shareholders on or about January , 2024.

Revocability of Proxy and Solicitation

Any shareholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Special Meeting and voting the shares of stock, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Special Meeting a written notice of revocation or a later-dated, properly executed proxy. We have engaged Alliance Advisors, LLC (“Alliance”) as the proxy solicitor for the Special Meeting. Some of our officers and other employees may also solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

You may revoke your proxy at any time before it is exercised by:

●	filing a letter with our Secretary revoking the proxy;

●	submitting another signed proxy with a later date; or

●	attending the Special Meeting and voting online, provided you file a written revocation with the Secretary of the Special Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote at the Special Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Tonix Pharmaceuticals Holding Corp.

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Record Date

Shareholders of record at the close of business on December 21, 2023 (the “Record Date”), will be entitled to receive notice of, attend and vote at the meeting.

Action to be Taken Under Proxy

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Seth Lederman, our Chief Executive Officer, and Bradley Saenger, our Chief Financial Officer, or either one of them who acts, will vote:

●	FOR approval, for the purpose of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), of the issuance of up to 162,162,162 shares of our common stock issuable upon the exercise of our Series C warrants and Series D warrants issued to investors in connection with our offering that closed on December 22, 2023 (Proposal No. 1 – the “Warrant Issuance Proposal”); and

●	To approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve the Warrant Issuance Proposal (the “Adjournment Proposal”).

Quorum; Broker Non-votes

As of the Record Date, there were 26,762,341 shares of common stock issued and outstanding, which constitutes all of the outstanding capital stock of the Company as of such date.  Shareholders are entitled to one vote for each share of common stock held by them.

 One-third (1/3) of the outstanding shares, or 8,920,781 shares, present in person by webcast or represented by proxy, will constitute a quorum at the meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take shareholder action, shareholders of record who are present at the Special Meeting in person by webcast or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and are counted towards the quorum.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Tonix Pharmaceuticals Holding Corp. (sometimes referred to as the “Company,” “Tonix,” “we” or “us”) is soliciting your proxy to vote at the Special Meeting of Shareholders.  According to our records, you were a shareholder of the Company as of the end of business on December 21, 2023.

You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement and at any postponements or adjournments of the Special Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. Alternatively, you may vote online at https://web.viewproxy.com/tnxpsm/2024. You are invited to attend the Special Meeting and vote your shares. The Special Meeting will be a virtual meeting of shareholders, and will be held on February 15, 2024 at 11:00 a.m. Eastern Time via live webcast. For instructions on how to access the live webcast and attend the virtual Special Meeting, see “How do I attend and vote shares at the Special Meeting?”

The Company intends to mail these proxy materials on or about January , 2024 to all shareholders of record on the Record Date entitled to vote at the Special Meeting.

What am I voting on?

The following matters are scheduled for a vote:

1.	To approve the Warrant Issuance Proposal; and
2.	To approve the Adjournment Proposal.

The Board is not currently aware of any other business that will be brought before the Special Meeting.

Who can vote at the Special Meeting?

Only shareholders at the close of business on the Record Date will be entitled to vote at the Special Meeting.  On the Record Date, there were 26,762,341 shares of common stock outstanding and entitled to vote.

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Shareholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with Tonix’s transfer agent, VStock Transfer, LLC, then you are a shareholder of record.  As a shareholder of record, you may vote in person by webcast at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, rather than in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered to be the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the Special Meeting by webcast. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Special Meeting.

How do I attend and vote shares at the virtual Special Meeting?

The Special Meeting will convene at 11:00 a.m. Eastern Time on February 15, 2024. In order to participate in the Special Meeting live via the Internet, you must register at https://web.viewproxy.com/tnxpsm/2024 by 11:59 p.m. Eastern Time on by February 14, 2024. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Special Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Special Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/tnxpsm/2024.

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On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by logging in using the unique join link and the event password you received via email in your registration confirmation.

If you encounter any difficulties accessing the Special Meeting live audio webcast during the meeting time, please email VirtualMeeting@viewproxy.com or call 1-866-612-8937.

Even if you plan to attend the live webcast of the Special Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Special Meeting.

How can I submit a question for the Special Meeting?

By accessing https://web.viewproxy.com/tnxpsm/2024, our shareholders will be able to submit questions in writing in advance of or during the Special Meeting, vote, view the Special Meeting procedures, and obtain copies of proxy materials. Shareholders will need their unique control number which appears on their notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.

As part of the Special Meeting, we will hold a live question and answer session, during which we intend to answer questions in accordance with the Special Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

Can I view the proxy materials over the Internet?

Yes.  The Notice of Meeting, this Proxy Statement and accompanying proxy card are available at https://web.viewproxy.com/tnxpsm/2024.

How do I vote?

You may vote “For” or “Against” or abstain from voting.

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If you are a shareholder of record, you may vote by proxy in any of the following ways:

●	By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.

●	By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on February 14, 2024.

You may also vote during the Special Meeting via the internet at http:// www.AALvote.com/TNXPSM2. At this site, you will be able to vote electronically.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow to have your shares voted. If you hold your shares in street name and you wish to vote during the meeting, you must obtain a proxy issued in your name from the street name holder.

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How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What is a quorum for purposes of conducting the Special Meeting?

The presence, in person via attendance at the virtual Special Meeting or by proxy, of the holders of one-third (1/3) of the issued and outstanding common stock, or 8,920,781 shares, entitled to be cast at the Special meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Special Meeting, the shareholders entitled to vote thereat, present in person via attendance at the virtual Special Meeting or by proxy, may adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present or represented.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” approval of the Warrant Issuance Proposal (Proposal No. 1), and “FOR” approval of any adjournment of the Special Meeting, if necessary or appropriate, to transact such other business as may properly come before the meeting and all adjournments and postponements thereof; and if any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” the approval of the Warrant Issuance Proposal (Proposal No. 1); and “FOR” the Adjournment Proposal.  Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.

Who is paying for this proxy solicitation?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. We have engaged Alliance as the proxy solicitor for the Special Meeting for a base fee of $9,000 plus fees for additional services. We have also agreed to reimburse Alliance for its reasonable out of pocket expenses. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

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If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
833-795-8495
TNXP@AllianceAdvisors.com

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts.   Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another Tonix Pharmaceuticals Holding Corp. shareholder. Why has our household only received one set of proxy materials?

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Street name holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker or other holder of record or Broadridge at the phone number or address listed above.

Can I change my vote after submitting my proxy?

Yes.   You can revoke your proxy at any time before the final vote at the meeting.   If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy card with a later date;
●	You may send a timely written notice that you are revoking your proxy to the Company at 26 Main Street, Suite 101, Chatham, New Jersey 07928, Attn: Chief Financial Officer;
●	Authorizing a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. on February 14, 2024; or
●	You may attend the Special Meeting and vote online. Simply attending the meeting virtually will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.  Abstentions and broker non-votes will not be counted as votes cast with respect to any matter.

How many votes are needed to approve each proposal?

For approval of the Warrant Issuance Proposal (Proposal No. 1), the approval of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal, will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal. Approval of all other matters requires the affirmative vote of a majority of the votes cast on the applicable matter at the Special Meeting in person via attendance at the virtual Special Meeting or by proxy.

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Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

●	as necessary to meet applicable legal requirements;

●	to allow for the tabulation and certification of votes; and

●	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting.   Final voting results will be discussed in a Form 8-K filed after the Special Meeting.

Who can help answer my questions?

If you need assistance with voting or have questions regarding the Special Meeting, please contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003
833-795-8495
TNXP@AllianceAdvisors.com

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 PROPOSAL 1: APPROVAL, FOR THE PURPOSE OF COMPLYING WITH THE APPLICABLE PROVISIONS OF NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF UP TO 162,162,162 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF WARRANTS

Overview

We are seeking stockholder approval, for the purpose of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), for the issuance of up to 162,162,162 shares of our common stock issuable upon the exercise of the Series C warrants and Series D warrants that were issued in connection with our offering that closed on December 22, 2023 (the “Offering”).

On December 20, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with investors (the “Investors”), pursuant to which we sold (i) 25,343,242 shares of common stock, (ii) pre-funded warrants to purchase up to an aggregate of 28,710,812 shares of common stock, (iii) Series C warrants to purchase up to an aggregate of 81,081,081 shares of common stock (“Series C Warrants”), and (iv) Series D warrants to purchase up to 81,081,081 shares of common stock (“Series D Warrants” and, together with the Series C Warrants, the “Common Warrants”). The Offering closed on December 22, 2023.

The combined purchase price for each share of common stock and accompanying Common Warrants was $0.555, and the combined purchase price for each Pre-Funded Warrant and accompanying Common Warrants was $0.5549. The Nasdaq Official Closing Price of our common stock on Nasdaq on December 19, 2023, the trading date immediately preceding the signing of the Purchase Agreement, was $0.6001 per share, and the average Nasdaq Official Closing Price for our common stock for the five trading days immediately preceding the signing of the Purchase Agreement was $0.5525 per share.

Description of Common Warrants

Duration and Exercise Price

Pursuant to the terms of the Common Warrants and in compliance with Nasdaq Listing Rule 5635(d), the Common Warrants are not exercisable until our stockholders approve the issuance of shares of common stock issuable upon exercise of the Common Warrants (the “Warrant Issuance Proposal”).

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The Series C Warrants have an initial exercise price of $0.555 per share. The Series C Warrants will be exercisable on the later of stockholder approval of the Warrant Issuance Proposal and a proposal to amend our Articles of Incorporation, as amended, increasing the number of authorized shares of our Common Stock from 160,000,000 to 1,000,000,000 (the “Amendment to Increase Authorized Proposal”, and the later of the Amendment to Increase Authorized Proposal and the Warrant Issuance Proposal, the “Initial Exercise Date”) and will expire on the earlier of (i) the two year anniversary of the Initial Exercise Date and (ii) ten trading days following the public announcement of the U.S. Food and Drug Administration’s acknowledgement and acceptance of our new drug application relating to our TNX-102 SL product candidate in patients with fibromyalgia. The Series D Warrants have an initial exercise price of $0.85 per share. The Series D Warrants will be exercisable on the Initial Exercise Date and will expire on the fifth anniversary of the Initial Exercise Date

The exercise price and number of shares of common stock issuable upon exercise of the Common Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

Subject to the approval of the Warrant Issuance Proposal and the Amendment to Increase Authorized Proposal, the Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% (or, at the election of a purchaser, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the Common Warrant calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of our Common Stock as described in the Common Warrants.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Common Warrants.

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The foregoing description of the Common Warrants is not complete and is qualified in its entirety by reference to the full text of the forms of the Series C Warrant and Series D Warrant, copies of which are attached as Exhibits 4.02 and 4.03, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on December 21, 2023.

Reasons for the Warrant Issuance Proposal

Our common stock is listed on Nasdaq and trades under the ticker symbol “TNXP.” Nasdaq Listing Rule 5635(d) requires stockholder approval for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding at less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock for the five trading days immediately preceding the signing of the binding agreement. The Minimum Price of our common stock on December 19, 2023 was $.5525 per share, the average Nasdaq Official Closing Price for our common stock for the five trading days immediately preceding the signing of the Purchase Agreement. Additionally, for an offering to satisfy the “Minimum Price,” Nasdaq generally attributes a value of $0.125 for each warrant to purchase one share of common stock when determining whether a transaction is effected at a discount and when an equal number of warrants are issued with the common stock (100% coverage) and in the Offering a value of $0.375 since the Offering had 300% warrant coverage. In order to ensure that such value was not attributed to the Common Warrants, the Common Warrants provide that they may not be exercised, and therefore have no value, unless stockholder approval of their issuance is obtained.

Potential Consequences if the Warrant Issuance Proposal is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreement, as the Offering has already been completed and the Common Warrants have already been issued. We are only asking for approval to issue the shares of common stock underlying the Common Warrants upon exercise thereof.

The failure of our stockholders to approve the Warrant Issuance Proposal will mean that we cannot permit the exercise of the Common Warrants.

The Series C Warrants have an initial exercise price of $0.555 per share. The Series D Warrants have an initial exercise price of $0.85 per share. Accordingly, we would realize an aggregate of up to approximately $114 million in gross proceeds if all the Common Warrants were exercised for cash. If the Common Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

Potential Adverse Effects of the Approval of Proposal 1

If the Warrant Issuance Proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of common stock upon exercise of the Common Warrants. Assuming the full exercise of the Common Warrants, an aggregate of 162,162,162 additional shares of common stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

No Appraisal Rights

No appraisal rights are available under the Nevada Revised Statutes or under our charter or bylaws with respect to the Warrant Issuance Proposal.

Required Vote and Recommendation

In accordance with our charter, bylaws and Nevada law, approval and adoption of The Warrant Issuance Proposal requires the affirmative vote of a majority of the votes cast in person via attendance at the virtual Special Meeting or by proxy. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, FOR THE PURPOSE OF COMPLYING WITH THE APPLICABLE PROVISIONS OF NASDAQ LISTING RULE 5636(D), OF THE ISSUANCE OF UP TO 162,162,162 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF WARRANTS

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PROPOSAL NO. 2: APPROVAL THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

Adjournment of the Special Meeting

In the event that the number of shares of Common Stock present in person via attendance at the virtual Special Meeting or represented by proxy at the Special Meeting and voting “FOR” the adoption of any of the proposals specified in the Notice of Special Meeting is insufficient to adopt every or any proposal, we may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of such proposal specified in the Notice of Special Meeting. In that event, we will ask shareholders to vote upon the adjournment proposal and on the other proposals discussed in this proxy statement. If the adjournment is for more than sixty (60) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

If a quorum is present, approval of the proposal to adjourn the Special Meeting to a later date requires the affirmative vote of a majority of the votes cast in person via attendance at the virtual Special Meeting or by proxy.

The Board recommends that shareholders vote “FOR” the proposal to adjourn the Special Meeting to solicit additional proxies, if there are insufficient proxies at the Special Meeting to approve each or any of the proposals specified in the Notice of Special Meeting

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SECURITY  OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 21, 2023:

●	by each person who is known by us to beneficially own more than 5% of our common stock;

●	by each of our officers and directors; and

●	by all of our officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Tonix Pharmaceuticals Holding Corp., 26 Main Street, Suite 101, Chatham, NJ 07928.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED(1)		PERCENTAGE OF COMMON STOCK (2)
Directors and Executive Officers
Seth Lederman	Common Stock	79,261	(3)	*
Jessica Morris	Common Stock	14,479	(4)	*
Bradley Saenger	Common Stock	13,607	(5)	*
Gregory Sullivan	Common Stock	19,342	(6)	*
Richard Bagger	Common Stock	12,408	(7)	*
Margaret Smith Bell	Common Stock	12,437	(8)	*
David Grange	Common Stock	12,408	(9)	*
Adeoye Olukotun	Common Stock	12,432	(10)	*
Newcomb Stillwell	Common Stock	13,280	(11)	*
Carolyn Taylor	Common Stock	11,846	(12)	*
James Treco	Common Stock	12,674	(13)	*
Officers and Directors as a Group (11 persons)	Common Stock	214,174	(14)	*	%

* Denotes less than 1%

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(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 21, 2023 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 26,762,341 shares of common stock issued and outstanding as of December 21, 2023.

(3) Includes 74,815 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days, 2 shares of common stock owned by Lederman & Co, 1 share of common stock owned by L&L, 1 share of common stock owned by Targent, 1 share of common stock owned by Leder Laboratories, Inc. (Leder Labs), 1 share of common stock owned by Starling, 3,878 shares owned through an IRA account and 1 share owned by Dr. Lederman’s spouse. Seth Lederman, as the Managing Member of Lederman & Co and Targent, the Manager of L&L and the Chairman of Leder Labs and Starling, has investment and voting control over the shares held by these entities.

(4) Includes 14,478 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days.

(5) Includes 13,508 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days.

(6) Includes 18,845 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days.

(7) Includes 12,357 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(8) Includes 12,409 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(9) Includes 12,408 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(10) Includes 12,405 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(11) Includes 13,280 shares of common stock underlying options and restricted stock units which are currently exercisable or vested or become exercisable within 60 days.

(12) Includes 11,846 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days

(13) Includes 12,623 shares of common stock underlying options which are currently exercisable or become exercisable within 60 days

(14) Includes 208,974 shares of common stock underlying options which are currently exercisable or vested or become exercisable within 60 days, 2 shares of common stock owned by Lederman & Co, 1 share of common stock owned by L&L, 1 share of common stock owned by Targent, 1 share of common stock owned by Leder Labs, 1 share of common stock owned by Starling, 3,878 shares owned through an IRA account of Dr. Lederman, and 1 share owned by Dr. Lederman’s spouse.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related party is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-party transaction, our Chief Compliance Officer must present information regarding the proposed related-party transaction to our Nominating and Corporate Governance Committee for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-party transactions, our Nominating and Corporate Governance Committee will take into account the relevant available facts and circumstances including, but not limited to:

●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the related party transaction was initiated by us or the related party;
●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us from the related party transaction;
●	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;
●	the related party’s interest in the related party transaction, and
●	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board, who will determine whether or not to approve of the related party transaction, and if so, upon what terms and conditions. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

During the last two fiscal years, there have been no related party transactions.

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PROPOSALS OF SHAREHOLDERS FOR THE 2024 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2024 Annual Meeting of shareholders, you may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  To be eligible for inclusion, shareholder proposals (other than nominees for directors) must be received at the Company’s principal executive office, at the following address: 26 Main Street, Suite 101, Chatham, New Jersey 07928, Attention: Secretary, no later than November 18, 2024.

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at such Annual Meeting of shareholders, without any discussion of the matter in the proxy statement.

In addition, our Third Amended and Restated Bylaws contain an advance notice provision that requires that all business proposed by a shareholder that will be conducted or considered at a meeting must meet notice requirements. For business to be properly submitted by a shareholder for a vote at an Annual Meeting, the shareholder must (i) be a shareholder of record as of the record date for the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely notice in writing of the proposal to be submitted by the shareholder for a vote. The shareholder’s notice must be delivered to the Secretary at the Company’s principal executive office. To be timely, a shareholder’s notice must be received by the Secretary at least 90 calendar days before the date corresponding to the date for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 25 calendar days from the date corresponding to the date of the preceding year’s Annual Meeting, or if we did not hold an annual meeting in the preceding year, then the shareholder’s notice will be considered timely if it is received by the Secretary not later than the close of business on the tenth calendar day following the day on which such notice of the date of the Annual Meeting was mailed or the date on which public disclosure of the date of the Annual Meeting was made, whichever first occurs.

A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) such information regarding each director nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U. S. Securities and Exchange Commission, or the SEC, had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board; (iv) if applicable, the consent of each nominee to be named in the proxy statement and to serve as director of the Company if so elected; (v) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (vi) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

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OTHER BUSINESS

The Board knows of no business to be brought before the Special Meeting other than as set forth above. If other matters properly come before the shareholders at the meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

Seth Lederman
Chief Executive Officer and Chairman of the Board of Directors

New York, New York
January , 2024

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